1st AMENDMENT TO
                   CONSUMER ELECTRONICS DISTRIBUTION AGREEMENT

         This 1ST Amendment to Distribution Agreement (the "Agreement"), effective January 12, 2003 (the "Effective Date"), is entered into by RemoteMDx, Inc., a Utah corporation ("RemoteMDx"), SecureAlert, Inc., a Utah corporation and wholly owned subsidiary of RemoteMDx ("SecureAlert"), (RemoteMDx and SecureAlert are sometimes referred to collectively herein as the "Company"), SecureAlert Entertainment, LLC, a Tennessee limited liability company ("Distributor"), Brian Boling ("Boling") and Tim Welch ("Welch").

                                    RECITALS:

         The parties entered into a Consumer Electronics Distribution Agreement dated January 2, 2003 ("Original Agreement"). The parties hereto now desire to amend the Original Agreement as provided herein, to provide for payments made by Distributor directly to manufacturers and suppliers.

                                   AGREEMENTS:

         In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments. (a) Sub-Sections 4.1, 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.5 , 4.1.6
and 4.5 are hereby deleted and the following new Sub-Sections 4.1 and 4.5 are inserted in lieu thereof:

         4.1 Pricing and Payment Terms. Company shall sell Products to Distributor at a price equal to Company's cost for such Products plus seven percent (7%) of such cost. All payments for Products will be made directly by Distributor to manufacturers and suppliers in compliance with the payment terms and conditions established by such manufacturers and suppliers. Distributor shall pay to Company the seven percent (7%) markup for Products sold during any month not later than the 10th day of the next month, beginning on February 10, 2003. Simultaneous with the delivery of payment to Company, Distributor shall deliver to Company a report (certified by the appropriate officer of the Distributor) setting forth the cost of all Products sold by Distributor pursuant to this Agreement during the immediately preceding month based on Company's cost for Products sold. Once payment has been made by Distributor to manufacturer or supplier, then Distributor shall notify the Company in writing within 10 days of such payment. In the event Distributor has failed to make timely payment to a manufacturer or supplier, the Company can make payment directly to such supplier or manufacturer and, upon presentment of appropriate written documentation to Distributor evidencing such payment, Distributor shall reimburse Company therefore. If Distributor fails to reimburse Company for any payment made by Company directly to the manufacturer or supplier within five (5) days of the date Company provides written documentation to Distributor of its payment to the manufacturer or supplier, such failure will be deemed a breach of this Agreement and the Company may immediately and without further notice to Distributor terminate the Agreement and all of Distributor's rights hereunder. Notwithstanding the foregoing, all parties hereto acknowledge that in connection with the execution and delivery of this Agreement Remote MDx, SecureAlert, Distributor and others have executed and delivered an Agreement dated as of even date pursuant to which two promissory notes in favor of Dr.

         Ed Boling and Thomas Natale will be modified by execution and delivery of two new promissory notes, each in the principal amounts of $261,439.40. In the event any payment is not made pursuant to either of such promissory notes, without regard to any notice or cure periods contained therein, then Distributor is hereby authorized to the extent of such nonpayment to withhold payment to Company pursuant to this subsection and make payment directly to Dr. Ed Boling or Thomas Natale, as the case may be.

         4.5 Returns. Company is responsible for returns and non-conforming product until ownership transfers to Distributor or Distributor's Customer in accordance with the terms specified in the freight contract. After the transfer of ownership, all returns and non-conforming product will be the responsibility of Distributor.

                  (b) Sub-Section 4.6 is hereby amended by deleting , in the fifth line from the end of such Sub-Section, the reference to "Section 4.1.2" and inserting in lieu thereof a reference to "Section 4.1."

2. Ratification. Except as specifically modified hereby, the terms and provisions of the Original Agreement are hereby ratified and confirmed and remain in full force and effect.

3. Entire Agreement; Amendment; Waiver. The complete and exclusive statement of the agreement between the parties relating to this subject shall consist of the Original Agreement and this Agreement. For example, any written, typed or preprinted terms contained on a purchase order shall be superseded by the terms of this Agreement, unless both parties specifically agree in writing to the different terms. The waiver by either party of any default or breach of the Original Agreement or this Agreement, or any obligation hereunder, shall be ineffective unless in writing. No failure to exercise any right or power under the Original Agreement or this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right subsequently to exercise such right or power or to insist on strict compliance. This Agreement may not be amended except by a written document signed by an authorized representative of both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.


REMOTEMDX, INC.                           SECUREALERT ENTERTAINMENT, LLC

By:/s/ David Derrick                      By:/s/ Jim Steinmeyer
                                          Title: Chief Manager
Title:President
                                          Attest:

SECUREALERT, INC.                         By:/s/ Tim Welch
                                             Title: Secretary-Treasurer


By:/s/ David Derrick

/s/ James Steinmeyer
-----------------------------------------
James Steinmeyer
Title: Chief Manager

/s/ Brian Boling
-----------------------------------------
Brian Boling
Title:  ____________________________________

/s/ Tim Welch
-----------------------------------------
Tim Welch
Title:  ____________________________________

                                2nd AMENDMENT TO
                   CONSUMER ELECTRONICS DISTRIBUTION AGREEMENT

         This 2nd Amendment to Distribution Agreement (the "Agreement"), effective January 21, 2003 (the "Effective Date"), is entered into by RemoteMDx, Inc., a Utah corporation ("RemoteMDx"), SecureAlert, Inc., a Utah corporation and wholly owned subsidiary of RemoteMDx ("SecureAlert"), (RemoteMDx and SecureAlert are sometimes referred to collectively herein as the "Company"), SecureAlert Entertainment, LLC, a Tennessee limited liability company ("Distributor"), Brian Boling ("Boling") and Tim Welch ("Welch").

                                    RECITALS:

         The parties entered into a Consumer Electronics Distribution Agreement dated January 2, 2003 ("Original Agreement"). Company also entered into an agreement with Ron Bishop ("Bishop") providing for, among other things, the termination of certain agreements between the Company and Bishop. In connection with the execution of the agreement between the Company and Bishop, Distributor has agreed to make certain payments to Bishop and Company has agreed to allow Distributor to offset such payments to Bishop against payments owed by Distributor to Company pursuant to the Original Agreement. The parties hereto now desire to amend the Original Agreement as provided herein, to provide for the offset of payments to Bishop, and to enter into the other agreements provided herein as consideration for the resolution of certain matters among the parties.

                                   AGREEMENTS:

         In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment. The following new subsection 4.1.7 is hereby added to the Original Agreement.

                  4.1.7 Notwithstanding anything to the contrary contained in this Section 4, Distributor shall have the right to make payments to Bishop in an amount not to exceed $25,555.33 per month beginning January 20, 2003 and continuing on the same day of each month thereafter through March 20, 2003. Beginning in February of 2003, Distributor shall have the right to offset up to $15,000 per month of such payments to Bishop against payments required under Section 4 of the Agreement, as amended, until such time as Distributor has fully offset all payments made by Distributor hereunder to Bishop, or until such time as Distributor has received repayment of such amounts from SecureAlert Telematics, Inc. ("SAT"), whichever occurs first. Distributor agrees to provide Company with a written statement and such other evidence as Company may reasonably request to evidence the amount and dates of Distributor's payments to Bishop under this Section 4.1.7.

2. Registration. In connection with the Agreement and Plan of Merger among Volu-Sol, Inc., SecureAlert Incorporated and SecureAlert II, Inc. dated June 14, 2001, as the same has been amended from time to time ("Merger Agreement"), RemoteMDx has issued stock and warrants to the former SecureAlert II, Inc. shareholders. Company hereby agrees that it will include all shares of RemoteMDx common stock issued to former SecureAlert II, Inc. shareholders pursuant to the Merger Agreement, including shares of common stock issued or issuable pursuant to any warrants issued under the Merger Agreement, on any registration statement filed by RemoteMDx or any affiliate with respect to the registration of such affiliates' common stock of RemoteMDx following execution of this Agreement. Nothing in this paragraph 2 shall alter any obligations of Boling or Welch pursuant to Section 3 of that certain agreement entered into by and among RemoteMDx, SecureAlert, ADP Management Corporation, David Derrick, Jim Dalton, Tom Natale, Boling, Welch, Dr. Ed Boling, Distributor and SAT dated as of December 31, 2002.

3. Ratification. Except as specifically modified hereby, the terms and provisions of the Original Agreement are hereby ratified and confirmed and remain in full force and effect.

4. Entire Agreement; Amendment; Waiver. The complete and exclusive statement of the agreement between the parties relating to this subject shall consist of the Original Agreement and this Agreement. For example, any written, typed or preprinted terms contained on a purchase order shall be superseded by the terms of this Agreement, unless both parties specifically agree in writing to the different terms. The waiver by either party of any default or breach of the Original Agreement or this Agreement, or any obligation hereunder, shall be ineffective unless in writing. No failure to exercise any right or power under the Original Agreement or this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right subsequently to exercise such right or power or to insist on strict compliance. This Agreement may not be amended except by a written document signed by an authorized representative of both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.



REMOTEMDX, INC.                           SECUREALERT ENTERTAINMENT, LLC

By:/s/ David Derrick                      By: /s/ Jim Steinmeyer

Title:President                           Title: President

Date:January 22, 2003                     Date:

                                          Attest:


                                          By:/s/ Tim Welch

                                          Title: Secretary-Treasurer
SECUREALERT, INC.

By: David Derrick
   --------------------------------------------------

Title:President
      -----------------------------------------------

Date: January 22, 2003
     ------------------------------------------------


/s/ James Steinmeyer
----------------------------------------
James Steinmeyer

/s/ Brian Boling
---------------------------------------
Brian Boling

/s/ Tim Welch
---------------------------------------
Tim Welch

                                3rd AMENDMENT TO
                   CONSUMER ELECTRONICS DISTRIBUTION AGREEMENT

         This 3rd Amendment to Distribution Agreement (the "Agreement"), effective February 12, 2003 (the "Effective Date"), is entered into by RemoteMDx, Inc., a Utah corporation ("RemoteMDx"), SecureAlert, Inc., a Utah corporation and wholly owned subsidiary of RemoteMDx ("SecureAlert"), (RemoteMDx and SecureAlert are sometimes referred to collectively herein as the "Company"), SecureAlert Entertainment, LLC, a Tennessee limited liability company ("Distributor"), Brian Boling ("Boling") and Tim Welch ("Welch").

                                    RECITALS:

         The original Consumer Electronics Distribution Agreement dated January 2, 2003, as amended, is hereby amended to provide that Distributor will purchase from Company 24 Toshiba 43A62 PTVs at $800 per unit and 12 Samsung 54 inch PTVs at $910 per unit, all of which Company will have boxed in saleable condition ready for pick up by Distributor not later than March 8, 2003. As partial payment for the units, Company authorizes Distributor to wire $30,000 to Cellular XL Associates, L.P. as payment on Company's account with Cellular XL Associates, L.P. The balance of the purchase price shall be paid within 10 days to Company. In the event Company fails to have the units ready for pick up by Distributor in salable condition by March 8, 2003, then Distributor may immediately offset the full purchase price against any amounts owed to Company under the original agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.

REMOTEMDX, INC.                           SECUREALERT ENTERTAINMENT, LLC

By:/s/ Tom Natale                         By:/s/ Tim Welch

Title:President                           Title: Secretary

Date:____________________________________ Date:________________________________

SECUREALERT, INC.

By: Tom Natale
   --------------------------------------------------

Title:President
      -----------------------------------------------

Date:
     ------------------------------------------------


/s/ James Steinmeyer
James Steinmeyer

/s/ Brian Boling
---------------------------------------
Brian Boling

/s/ Tim Welch
---------------------------------------
Tim Welch

[4th Amendment]


         I hereby authorize SecureAlert Entertainment LLC to pay Belmont Distributing and Samsung directly for the shipments on January 3rd 2003 and this will constitute an amendment to the Consumer Electronics Distribution Agreement between RemoteMDx, Inc., SecureAlert Entertainment LLC and others dated January 1st, 2003.

Agreed:  /s/ Tom Natale
           Tom Natale
           President RemoteMDx

                               AMENDMENT NO. 5 TO
                   CONSUMER ELECTRONICS DISTRIBUTION AGREEMENT

         This Fifth Amendment to Distribution Agreement (the "Agreement"), is entered into effective June 30, 2003 (the "Effective Date") by RemoteMDx, Inc., a Utah corporation ("RemoteMDx"), SecureAlert, Inc., a Utah corporation and wholly owned subsidiary of RemoteMDx ("SecureAlert"), (RemoteMDx and SecureAlert are sometimes referred to collectively herein as the "Company"), SecureAlert Entertainment, LLC, a Tennessee limited liability company ("Distributor"), Brian Boling ("Boling") and Tim Welch ("Welch").

                                    RECITALS:

         The parties entered into a Consumer Electronics Distribution Agreement dated January 2, 2003 ("Original Agreement"). The parties hereto now desire to amend the Original Agreement as provided herein, and to enter into the other agreements provided herein as consideration for the resolution of certain matters among the parties.

                                   AGREEMENTS:

         In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. Sections 4.1, 4.2, 4.3, 4.5, 5.2, and 5.3, of the
Original Agreement are hereby amended and superseded in their entirety as provided below. In addition, Section 4.1.7 shall be renumbered as Section 4.7.

     4.1 Pricing and Payment Terms. Distributor shall pay to Company a price for Products equal to Company's actual cost for such Products plus an amount up to or equal to seven percent (7%) of such cost for all Products sold by Distributor. All purchase orders will be submitted to the Company in writing by Distributor (via mail, email or fax). If submitted by e-mail, the order shall be confirmed by mail or fax. Company shall be obligated to fill purchase orders in accordance with the terms contained therein. The Company will designate suppliers of Products, provided that such suppliers are acceptable to Distributor. Company may at its discretion require payment either directly to Company or directly to certain Product manufacturers and suppliers in compliance with the payment terms and conditions established by such manufacturers and suppliers. In the event Company requires payment directly to Company, then Company shall establish and maintain in full force and effect a letter of credit in favor of Distributor in an amount not less than One Million Dollars ($1,000,000) securing Company's obligation to pay manufacturers and suppliers strictly in compliance with the payment terms and conditions established by such manufacturers and suppliers. Such letter of credit shall be irrevocable, issued by a financial institution satisfactory to Distributor in Distributor's sole discretion and otherwise satisfactory to Distributor in Distributor's sole discretion. Further, such letter of credit shall provide for draws by Distributor immediately upon Company's failure to strictly comply with the payment terms and conditions established by such manufacturers and suppliers. Distributor shall pay Company for Product costs within thirty (30) days of the date of Company's invoice to Distributor. In the event Company either fails to establish and maintain a letter of credit as aforesaid or requires payment directly to Product manufacturers or suppliers, Distributor shall pay to such manufacturers or suppliers the Product costs in compliance with the payment terms and conditions established by such manufacturers and suppliers. Distributor shall also remit to the Company an amount equal to the margin described hereinabove (of up to seven percent (7%) of the cost) for all Products sold during any month, no later than 10 days after the end of the month. Notwithstanding the foregoing, the Company shall remain solely responsible for the payment of all amounts owed to suppliers and manufacturers. At least monthly on or before the 10th day of the month, Distributor shall deliver to Company a report (certified by the appropriate officer of the Distributor) itemizing all sales by Distributor pursuant to this Agreement during the immediately preceding month. Notwithstanding anything contained herein to the contrary, all parties hereto acknowledge that in connection with the execution and delivery of the 1st Amendment to the Original Agreement RemoteMDx, SecureAlert, Distributor and others executed and delivered an Agreement pursuant to which two promissory notes in favor of Dr. Ed Boling and Thomas Natale will be modified by execution and delivery of two new promissory notes, each in the principal amounts of $261,439.40. In the event any payment is not made pursuant to either of such promissory notes, without regard to any notice or cure periods contained therein, then Distributor is hereby authorized to the extent of such nonpayment to withhold payment to Company pursuant to this subsection and make payment directly to Dr. Ed Boling or Thomas Natale, as the case may be.

     4.2  Intentionally omitted.

     4.3 Shipment. To the extent the Distributor or a customer does not arrange shipment, Company shall arrange for shipment of Products sold to or by Distributor, which may include shipment directly from the manufacturer or supplier to the consumer or purchaser on such terms and subject to such conditions as may be agreed among the Company, Distributor, the supplier and the purchaser. Unless otherwise agreed, title to the Product shall pass to the purchaser based on shipping terms.

     4.5 Returns. Company is responsible for all Product returns and non-conforming Product in accordance with the terms specified in the applicable freight contracts. In addition, the Company shall process all warranty claims for defective or non-performing Products for the time the Company owns the product. Company will pass through to consumers the warranty and return provisions made available by the manufacturers of the Products.

     5.2 Audit Rights. Distributor shall maintain complete books and records regarding its operations, including, without limitation, all sales of the Products distributed by Distributor and amounts paid hereunder to Company, for five years from the time period to which such records relate. Company has the right, at its expense, to inspect and audit these books and records upon five business days' notice to Distributor. If an audit shows that any amounts owing the Company were underpaid, Distributor shall promptly pay the additional amount due plus interest as set forth above. If the underpayment was 5% or more of the total, Distributor shall pay the actual cost of the audit.

     5.3 Defective Product. The Company purchases product with a manufacturer's warranty and passes that warranty to Distributor and to customers. The Company to the satisfaction of its customers will resolve problems arising outside of manufacturer's warranty and hereby appoints Distributor to coordinate and assist Company with respect to the return of defective products sold by Company; provided, however, that all such returns shall be handled as provided in Section 4.5, above.

2. Ratification. Except as specifically modified hereby, the terms and provisions of the Original Agreement are hereby ratified and confirmed and remain in full force and effect.

3. Entire Agreement; Amendment; Waiver. The complete and exclusive statement of the agreement between the parties relating to this subject shall consist of the Original Agreement as previously amended and this Agreement. For example, any written, typed or preprinted terms contained on a purchase order shall be superseded by the terms of this Agreement, unless both parties specifically agree in writing to the different terms. The waiver by either party of any default or breach of the Original Agreement or this Agreement, or any obligation hereunder, shall be ineffective unless in writing. No failure to exercise any right or power under the Original Agreement or this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right subsequently to exercise such right or power or to insist on strict compliance. This Agreement may not be amended except by a written document signed by an authorized representative of both parties.

4. No Default; Waiver. All parties acknowledge that this Agreement has an effective date of June 30, 2003, but is being executed and delivered on September 30, 2003. Accordingly as of September 30, 2003 all parties represent and warrant to all other parties that no default, or other breach or violation of, the Original Agreement as amended has occurred and is continuing. No party hereto knows of any circumstances, facts or events which could lead to the occurrence of such a default, breach or violation and hereby acknowledges that all parties are entering into this Agreement in reliance upon the representations and warranties made herein. To the extent any default, breach or violation occurred under the Original Agreement as amended prior to September 30, 2003, all parties hereto hereby waive and release all other parties from any liability or claim of every nature with respect to any and all such pre September 30, 2003 defaults, breaches or violations. This paragraph 4 shall survive the expiration or other termination of the Original Agreement.

5. Modification of 2nd Amendment. Paragraph 2 of the 2nd Amendment to Consumer Electronics Distribution Agreement dated January 21, 2003 is hereby modified to state that the obligations of Company thereunder to, among other things, include all shares of RemoteMDx common stock issued to former SecureAlert II, Inc. shareholders on any registration statement, will survive the expiration or other termination of the Original Agreement and continue in full force and effect until such time as such shares of common stock are registered. Nothing herein shall release any individual otherwise subject to a lock-up or similar restrictive covenant from the restrictions and limitations contained in such covenant.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 to the Original Agreement as of the Effective Date, notwithstanding the parties have executed the Amendment on the dates indicated below their respective signatures below.

REMOTEMDX, INC.                         SECUREALERT ENTERTAINMENT, LLC

By: David Derrick                       By: Tim Welch
   -----------------------------------     -----------------------------------

Title:                                  Title: Secretary

Date: October 17, 2003                  Date: October 16, 2003
     ---------------------------------       ---------------------------------


SECUREALERT, INC.

By: David Derrick
   --------------------------------------------------

Title:
      -----------------------------------------------

Date: October 17, 2003
     ------------------------------------------------